                                                                      EXHIBIT 11

                ROTARY POWER INTERNATIONAL, INC, AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                   (UNAUDITED)

               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000


                                                                  2001             2000
                                                              ------------     -----------
 BASIC

 Shares outstanding, beginning of period                        11,482,855       6,212,855
 Weighted average number of shares issued,
    retired and issuable share equivalents                       2,312,527              --
                                                              ------------     -----------

 Weighted average number of common and common equivalents
    shares outstanding                                          13,795,382       6,212,855
                                                              ============     ===========
 Loss before extraordinary items                              $   (704,892)    $        --
                                                              ============     ===========
 Net income (loss)                                            $  2,780,581     $  (413,301)
                                                              ============     ===========
 Loss before extraordinary items per common share             $      (0.05)    $        --
                                                              ============     ===========
 Net income (loss) per common share                           $       0.20     $     (0.07)
                                                              ============     ===========
 DILUTED

 Weighted average number of common and
    common equivalent shares outstanding as adjusted
    to full dilution                                            16,995,382       7,112,855
                                                              ============     ===========
Loss before extraordinary items                               $   (704,892)    $        --
                                                              ============     ===========
Net income (loss)                                             $  2,780,581     $   413,301
                                                              ============     ===========
Loss before extraordinary items per common share              $      (0.04)*   $        --
                                                              ============     ===========
Net income (loss) per common share                            $       0.16     $     (0.06)*
                                                              ============     ===========

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*     The calculations are submitted in accordance with SEC requirements, although they are not in accordance with SFAS No. 128 because they are anti-dilutive.